EXHIBIT 99.2

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

MOTHERS WORK, INC. AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Operating Income to EBITDA

and Operating Income Margin to EBITDA Margin

(in thousands, except percentages)

(unaudited)

	Second Quarter Ended		Six Months Ended
	3/31/03	3/31/02	3/31/03	3/31/02

Operating income	$3,942	$4,897	$13,464	$12,364
Add: depreciation & amortization expense	2,305	2,388	4,741	4,884
EBITDA	$6,247	$7,285	$18,205	$17,248

Net sales	$111,304	$104,865	$237,644	$219,250

Operating income margin (operating income as a percentage of net sales)	3.5%	4.7%	5.7%	5.6%
Depreciation & amortization expense as a percentage of net sales	2.1	2.2	2.0	2.3
EBITDA margin (EBITDA as a percentage of net sales)	5.6%	6.9%	7.7%	7.9%

Reconciliation of Projected Operating Income to Projected EBITDA

(in millions, unaudited)

For the Fiscal Year Ending 9/30/03

Projected operating income	$37.4 to 38.4
Add: projected depreciation & amortization expense	10.1
Projected EBITDA	$47.5 to 48.5

-More-

Reconciliation of SG&A Expenses to SG&A, Excluding Depreciation and Amortization Expense

and SG&A Expense Margin to SG&A Expense Margin, Excluding Depreciation and Amortization

(in thousands, except percentages)

(unaudited)

	Second Quarter Ended		Six Months Ended
	3/31/03	3/31/02	3/31/03	3/31/02

SG&A expenses	$55,038	$50,315	$112,159	$101,251
Less: depreciation & amortization expense	2,305	2,388	4,741	4,884
SG&A expenses, excluding depreciation & amortization	$52,733	$47,927	$107,418	$96,367

Net sales	$111,304	$104,865	$237,644	$219,250

SG&A expense margin (SG&A expense as a percentage of net sales)	49.5%	47.9%	47.2%	46.2%
Depreciation & amortization expense as a percentage of net sales	2.1	2.2	2.0	2.3
SG&A expense margin, excluding depreciation & amortization (SG&A, excluding depreciation & amortization, as a percentage of net sales)	47.4%	45.7%	45.2%	43.9%